Exhibit 20.2
Page 1 of 3

Navistar Financial 1994-A Owner Trust
For the Month of August 1995
Distribution Date of September 15, 1995

Original Pool Amount                    $280,021,471.35

Beginning Pool Balance                  $153,316,237.82
Beginning Pool Factor                         0.5475160

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay)     $5,949,219.65
  Interest Collected                       $1,092,982.42

Additional Deposits:
  Repurchase Amounts                               $0.00
  Liquidation Proceeds/Recoveries             $95,841.65
Total Additional Deposits                     $95,841.65

Repos/Chargeoffs                             $153,645.61
Aggregate Number of Notes Charged Off                 21

Total Available Funds                      $7,097,549.68

Ending Pool Balance                      $147,253,866.60
Ending Pool Factor                             0.5258663

Servicing Fee                                $127,763.53

Repayment of Servicer Advances                $40,494.04

Reserve Account:
  Beginning Balance                       $10,013,450.47
  Target Percentage                                 6.50%
  Target Balance                           $9,571,501.33
  Minimum Balance                          $5,600,429.43
  (Release)/Deposit                         $(441,949.14)
  Ending Balance                           $9,571,501.33

                                      Dollars     Notes
Delinquencies:
  Installments:
     1-30 days                        943,708.11    786
    31-60 days                        122,756.28    130
    60+ days                           48,339.89     44

    Total                           1,114,804.28    804

  Balances:
    60+ days                          917,978.42     44

Memo Item - Reserve Account

  Prior Month                      $9,965,555.46
  + Invest. Income                     47,895.01
  - Withdrawal                              0.00
    Beginning Balance             $10,013,450.47

Exhibit 20.2
Page 2 of 3

Navistar Financial 1994-A Owner Trust
For the Month of August 1995

                                                              NOTES
                                                      CLASS A-1
                                     TOTAL          (MONEY MARKET) CLASS A-2      CERTIFICATES
Original
 Pool Amount Dist.:             $280,021,471.35 $89,606,000.00$180,614,000.00  $9,801,471.35
 Distribution Percentages                              100.00%         95.50%          4.50%
 Turbo Percentages                                     100.00%          0.00%          0.00%
 Coupon                                                 4.531%         5.930%         6.260%

Beginning Pool Balance          $153,316,237.82
Ending Pool Balance             $147,253,866.60
Collected Principal               $5,908,725.61
Collected Interest                $1,092,982.42
Charge-Offs                         $153,645.61
Servicing                            $95,841.65
Liquidation Proceeds/Recoveries     $127,763.53
Cash Transfer from Reserve Account        $0.00
  Total Collections Available
    for Debt Service              $6,969,786.15

Beginning Balance               $147,500,962.09          $0.00$139,630,643.66  $7,870,318.43

Interest Due                        $731,064.93          $0.00    $690,008.10     $41,056.83
Interest Paid                       $731,064.93          $0.00    $690,008.10     $41,056.83
Principal Due                     $6,062,371.22          $0.00  $5,789,564.52    $272,806.70
Principal Paid                    $6,062,371.22          $0.00  $5,789,564.52    $272,806.70
Turbo Principal                           $0.00          $0.00          $0.00          $0.00

Ending Balance                  $141,438,590.87          $0.00$133,841,079.14  $7,597,511.73
Note/Certificate Pool Factor
 (Ending Balance/Original Pool Amount)                    0.00   0.7410338022   0.7751399210

Total Distributions               $6,793,436.15          $0.00  $6,479,572.62    $313,863.53

Interest Shortfall                        $0.00          $0.00          $0.00          $0.00
Principal Shortfall                       $0.00          $0.00          $0.00          $0.00
 Total Shortfall (required from Reserve)  $0.00          $0.00          $0.00          $0.00

Excess Servicing                    $176,350.00

Beginning Reserve Account Balance$10,013,450.47
(Release)/Draw                     $(441,949.14)
Ending Reserve Account Balance    $9,571,501.33

Memo Item - Advances:
 Servicer Advances - Current Month  $(40,494.04)
 Total Outstanding Servicer Advances$2,571,135.73

Exhibit 20.2
Page 3 of 3

Navistar Financial 1994-A Owner Trust
For the Month of August 1995

Trigger Events:     A) Loss Trigger
                    B) Delinquency Trigger

                                  5              4              3              2             1
                               Apr 1995       May 1995       June 1995      July 1995     Aug 1995
Beg. Pool Balance        $183,607,976.18$175,626,121.20$168,810,661.60$160,120,763.05$153,316,237.82


A) Loss Trigger:
Principal of Contracts
  Charged off                $256,743.69    $131,502.23     $82,845.14     $25,779.12    $153,645.61
Recoveries                    $62,308.63    $264,905.32    $163,176.89    $146,959.92     $95,841.65

Total Charged off
  (Months 5,4,3)             $471,091.06
Total Recoveries
  (Months 3,2,1)              405,978.46
Net Loss/(Recoveries)
  for 3 Mos.                  $65,112.60(a)

Total Balance
  (Months 5,4,3)         $528,044,758.98(b)

Loss Ratio [(a/b)(12)]           0.1480%

Trigger:
  Is Ratio> 1.5%                    No


B) Delinquency Trigger:
  Balance delinquency
    60+ days                                               $263,018.86    $282,668.21    $917,978.42
  As % of Beginning
    Pool Balance                                              0.15581%       0.17653%       0.59875%
  Three Month Average                                         0.17874%       0.18197%       0.31036%

Trigger:
  Is Average> 2.0%                  No

  Navistar Financial Corporation



by:  /s/R. W. CAIN
        R. W. CAIN
        Vice President and Treasurer